UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2006
AQUANTIVE, INC.
(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
821 Second Avenue, 18th Floor, Seattle, Washington 98104

(Address of principal executive offices, including zip code)
(206) 816-8800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     See Item 8.01, “Other Events” below.
Item 8.01 Other Events
     On April 13, 2006, aQuantive, Inc. (the “Company”) issued and sold 1,125,000 shares of its common stock as a result of the exercise in full of the over-allotment option granted to the underwriters of its follow-on public offering, which closed on March 15, 2006. The net proceeds to the Company from the exercise of the over-allotment option were approximately $25.9 million (after deducting underwriting discounts and commissions and estimated expenses of the offering and applying reimbursements), increasing the total net proceeds to the Company from the offering to approximately $198.3 million.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2006	AQUANTIVE, INC.
	By:	/s/ M. Wayne Wisehart
	Name:	M. Wayne Wisehart
	Title:	Chief Financial Officer